Exhibit 99.1

Contact:

Euronet Worldwide, Inc.

Stephanie Taylor

+1-913-327-4200

Euronet Worldwide Announces Pricing of Private Offering of

Convertible Senior Notes

LEAWOOD, KANSAS, USA – October 30, 2014 - Euronet Worldwide, Inc. (“Euronet” or the “Company”) (NASDAQ: EEFT), a leading electronic payments provider, today announced the pricing of its private offering of $350 million in aggregate principal amount of 1.50% convertible senior notes (the “Notes”) to be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Euronet has also granted the initial purchasers a 13-day option to purchase up to an additional $52.5 million in aggregate principal amount of the Notes. The offering of the Notes is expected to close on November 5, 2014, subject to customary closing conditions. BofA Merrill Lynch and Wells Fargo Securities are acting as joint book-running managers in the offering.

The Notes will be unsecured obligations of Euronet, effectively junior in right of payment to Euronet’s secured credit facilities and any secured renewal, refinancing or replacement thereof to the extent of the assets securing such indebtedness. The Notes will bear interest at a rate of 1.50% per year, payable semiannually in arrears on April 1 and October 1 of each year, or, if any such day is not a business day, the immediately following business day, beginning on April 1, 2015. Beginning on October 1, 2020, holders will receive contingent interest for certain periods if the trading price of the Notes exceeds a certain threshold. Any contingent interest payable on the Notes will be in addition to the regular interest payable on the Notes. The Notes will mature on October 1, 2044, unless earlier repurchased, redeemed or converted.

Euronet estimates that the net proceeds from the offering of the Notes will be approximately $340.8 million (or approximately $392.0 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discount and estimated offering expenses.

Euronet expects to use a portion of the net proceeds from the offering of the Notes to fund the repurchase of approximately $65.0 million of its common stock concurrently with the pricing of the offering in privately negotiated transactions effected through the initial purchasers or their affiliates as agents of Euronet at a purchase price per share equal to the closing price per share on the pricing date, which was $53.47. These repurchases are in addition to Euronet’s previously announced $100 million share repurchase program. These repurchases could have increased, or prevented a decrease in, the market price of Euronet common stock or the Notes. In addition, following the offering, Euronet may repurchase additional shares of its common stock pursuant to its stock repurchase program. Euronet expects to use the remaining net proceeds, including from the potential exercise of the initial purchasers’ option to purchase additional Notes, to repay borrowings outstanding under its revolving credit facility, which had an outstanding balance of $293.1 million as of October 30, 2014, and any remaining net proceeds for general corporate purposes, which may include additional share repurchases or acquisitions.

The Notes will be subject to redemption for cash at Euronet’s option on and after April 5, 2018, subject to certain conditions. In addition, holders will be able to cause Euronet to repurchase all or any portion of their Notes for cash in October of 2020, 2024, 2029, 2034 and 2039, and upon the occurrence of a fundamental change. In each such case, the repurchase price would be 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest.

The notes will be convertible only upon the occurrence of certain events and during certain periods. The Notes will be convertible at an initial conversion rate of 13.8534 shares of Euronet common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $72.18 per share, which represents a conversion premium of approximately 35% to the last reported sale price of $53.47 per share of Euronet common stock on the NASDAQ Global Select Market on October 30, 2014. In addition, following certain corporate transactions that occur prior to October 5, 2020, Euronet will, in certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such corporate transaction. Upon any conversion, Euronet’s conversion obligation will be settled in cash, shares of Euronet common stock, or a combination of cash and shares of Euronet common stock, at Euronet’s election.

The Notes and the shares of Euronet common stock issuable upon conversion thereof, if any, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Euronet Worldwide, Inc.

Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of prepaid mobile phone time and other prepaid products.

Euronet’s global payment network is extensive - including 19,808 ATMs, approximately 72,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services; card software solutions; a prepaid processing network of approximately 667,000 POS terminals; and a global money transfer network of approximately 241,000 locations. With corporate headquarters in Leawood, Kansas, USA, and 54 worldwide offices, Euronet serves clients in approximately 155 countries.

Cautionary Statement Concerning Forward-Looking Statements

Statements contained in this press release that concern Euronet’s or its management’s intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including economic conditions in specific countries or regions; technological developments affecting the market for the Company’s products and services; foreign currency exchange rate fluctuations; the effects of any potential future computer security breaches; the Company’s ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; changes in the Company’s relationship with, or in fees charged by, the Company’s business partners; competition; the outcome of claims and other loss contingencies affecting the Company; and changes in laws and regulations affecting the Company’s business, including immigration laws. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC’s Edgar website or by contacting the Company or the SEC. In addition, the forward-looking statements contained in this press release concerning Euronet’s offering are subject to uncertainties and changes in circumstances, including whether Euronet will offer the notes or consummate the offering, the anticipated terms of the notes and the use of net proceeds from the offering, and whether Euronet will consummate the share repurchases. Any forward-looking statements made in this release speak only as of the date of this release. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.